Exhibit 99.1
Skyward Group Reports Second Quarter 2026 Results
Houston, TX – August 4, 2026 – Skyward Specialty Insurance Group, Inc. (Nasdaq: SKWD) (“Skyward Group” or the “Company”) today reported second quarter 2026 results.

Summary Financial Data
($ in thousands, except per share amounts)	Three months ended June 30,		Six months ended June 30,
unaudited	2026	2025(1)	2026	2025(1)
Managed Premiums	$1,058,675	$900,849	$2,026,384	$1,710,234
Gross written premiums(2)	$740,554	$653,861	$1,408,258	$1,248,431
Fee generating gross written premiums(2)	$318,121	$246,988	$618,126	$461,803
Net written premiums	$485,616	$339,213	$918,499	$682,484
Net income	$49,038	$38,839	$98,769	$80,897
Net operating income(3)	$59,198	$37,496	$116,091	$75,233
Basic earnings per share	$1.10	$0.96	$2.22	$2.01
Diluted operating earnings per share	$1.30	$0.89	$2.55	$1.78
Annualized ROE (4)	15.7%	17.7%	17.3%	19.1%
Annualized operating ROE (5)	19.0%	17.1%	20.4%	17.8%
(1) Select second quarter 2025 metrics for the Skyward Group and Apollo are presented on a pro forma basis for comparative purposes only and are not necessarily indicative of the operating results that Skyward Group would have recognized had the acquisition actually been completed on January 1, 2025. Pro forma information is unaudited

(2) Prior year pro forma gross written premiums are adjusted for the impact of the change in participations. See “Reconciliation of Non-GAAP Financial Measures”.
(3) See “Reconciliation of Non-GAAP Financial Measures”
(4) Annualized ROE is net income expressed on an annualized basis as a percentage of average beginning and ending stockholders' equity during the period.
(5) Annualized operating ROE is operating income expressed on an annualized basis as a percentage of average beginning and ending stockholders' equity during the period.

Highlights for the second quarter included:
•Managed premiums increased 17.5%(2) compared to 2025;
•Gross written premiums increased 13.3%(1)(2) compared to 2025;
•Combined ratio of 89.5%;
•Ex-Cat combined ratio of 87.6%;
•Repurchased 223 thousand shares of common stock for $9.7 million and expanded the share repurchase authorization from $50 million to $100 million;
•Annualized return on equity(4) and annualized operating return on equity(5) of 17.3% and 20.4%, respectively, for the six months ended June 30, 2026; and,
•Book value per share of $28.55, an increase of 14.6% compared to December 31, 2025.
Skyward Group Chairman and CEO Andrew Robinson commented, “We delivered another quarter of excellent results reflecting the strength, resilience and earnings power of our Rule Our Niche strategy, our uniquely diversified business portfolio, and disciplined execution. Diluted operating earnings per share of $1.30 increased 46% year over year, and our annualized operating return on equity of 20.4% for the first half of the year underscores our continued strong returns and outstanding earnings growth. Our combined ratio of 89.5%, inclusive of 1.9 points of catastrophe losses, again demonstrates the quality of our underwriting and disciplined risk management. Gross written premiums grew 13% and fee generating premiums grew 29% to $318 million in the quarter. Book value per share increased to $28.55 during the quarter. We believe we are exceptionally well positioned to continue to deliver top quartile results and long-term value for shareholders.”

Results of Operations
Gross Written Premiums By Underwriting Division

($ in thousands)	Three months ended June 30,			Six months ended June 30,
	2026	2025	% Change	2026	2025	% Change
Skyward Specialty Segment
Accident & Health	$95,456	$60,489	57.8%	$187,465	$123,658	51.6%
Captives	64,251	76,994	(16.6)%	122,165	143,923	(15.1)%
Credit & Surety	63,759	55,131	15.6%	127,933	100,159	27.7%
Energy Solutions	62,690	74,822	(16.2)%	111,556	150,416	(25.8)%
Global Agriculture	111,939	57,179	95.8%	214,291	137,796	55.5%
Global Property	71,109	83,992	(15.3)%	105,626	130,678	(19.2)%
Professional Lines	34,978	37,555	(6.9)%	71,206	77,772	(8.4)%
Specialty Programs	111,441	85,955	29.7%	206,208	148,630	38.7%
Transactional E&S	52,296	53,461	(2.2)%	102,360	105,467	(2.9)%
Total continuing business	$667,919	$585,578	14.1%	$1,248,810	$1,118,499	11.7%
Exited business	(146)	(664)	(78.0)%	767	1,741	(55.9)%
Total Skyward Specialty Segment gross written premiums	$667,773	$584,914	14.2%	$1,249,577	$1,120,240	11.5%
Apollo Segment(1)(2)
Syndicate 1969	59,431	55,207	7.7%	124,439	99,059	25.6%
Syndicate 1971	13,350	13,740	(2.8)%	34,242	29,132	17.5%
Total Apollo Segment gross written premiums	72,781	68,947	5.6%	158,681	128,191	23.8%
Total gross written premiums(1)(2)	$740,554	$653,861	13.3%	$1,408,258	$1,248,431	12.8%

(1) Prior year information is pro forma.
(2) Prior year information is adjusted for the impact of the change in participations. See “Reconciliation of Non-GAAP Financial Measures”.

Managed Premiums
Apollo provides managing agency services to nine syndicates within its Lloyd’s platform. The capital-aligned syndicates, Syndicate 1969, Syndicate 1971 and Syndicate 1972, are wholly managed and partly capitalized by Apollo with Apollo retaining a portion of the underwriting risk via its Lloyd's Corporate Member, Apollo No. 16. Platform Partner syndicates are managed by Apollo on behalf of third‑party partners and Apollo does not currently provide capital for underwriting of these syndicates. Apollo receives managing agency fees and performance‑based income for their managing agency services from all syndicates on its Lloyd's platform.

($ in thousands)	Three months ended June 30,			Six months ended June 30,
	2026	2025	% Change	2026	2025	% Change
Total gross written premiums(1)(2)	$740,554	$653,861	13.3%	$1,408,258	$1,248,431	12.8%
Fee generating gross written premiums(1)(2):
Aligned Syndicates	217,196	191,527	13.4%	427,745	347,630	23.0%
Partner Syndicates	100,925	55,461	82.0%	190,381	114,173	66.7%
Total fee generating gross written premiums	$318,121	$246,988	28.8%	$618,126	$461,803	33.9%
Total Skyward Group managed premiums	$1,058,675	$900,849	17.5%	$2,026,384	$1,710,234	18.5%

(1) Prior year information is pro forma.
(2) Prior year information is adjusted for the impact of the change in participations. See “Reconciliation of Non-GAAP Financial Measures”.

Underwriting Results

($ in thousands)	Three Months Ended June 30, 2026				Six Months Ended June 30, 2026

	Skyward Specialty	Apollo	Corporate	Total	Skyward Specialty	Apollo	Corporate	Total
Revenues:
Net earned premiums	$378,346	$66,126	$—	$444,472	$742,289	$136,190	$—	$878,479
Underwriting fee income	—	12,588	—	12,588	—	22,666	—	22,666
Commission and fee income	2,334	—	—	2,334	3,861	—	—	3,861
Total revenues	380,680	78,714	—	459,394	746,150	158,856	—	905,006
Expenses:
Losses and loss adjustment expenses	236,967	39,774	—	276,741	465,198	76,766	—	541,964
Underwriting, acquisition and insurance expenses	94,131	24,778	4,372	123,281	191,094	47,520	9,281	247,895
Fee‑based service expenses	—	4,562	—	4,562	—	8,732	—	8,732
Total expenses	331,098	69,114	4,372	404,584	656,292	133,018	9,281	798,591
Underwriting Income	$49,582	$9,600	$—	$54,810	$89,858	$25,838	$—	$106,415

Combined Ratio
Non-cat loss and LAE	61.3%	54.7%	—%	60.4%	61.0%	53.8%	—%	59.8%
Cat loss and LAE	1.3%	5.4%	—%	1.9%	1.7%	2.6%	—%	1.9%
Loss Ratio	62.6%	60.1%	—%	62.3%	62.7%	56.4%	—%	61.7%
Net policy acquisition costs	14.0%	27.6%	—%	16.0%	14.0%	19.7%	—%	14.8%
Other operating and general expenses	10.9%	9.9%	—%	10.7%	11.7%	15.2%	—%	12.3%
Commission and fee income	(0.6)%	—%	—%	(0.5)%	(0.5)%	—%	—%	(0.4)%
Corporate expenses(1)	—%	—%	1.0%	1.0%	—%	—%	1.1%	1.1%
Expense ratio	24.3%	37.5%	1.0%	27.2%	25.2%	34.9%	1.1%	27.8%
Combined ratio	86.9%	97.6%	—%	89.5%	87.9%	91.3%	—%	89.5%
Ex-Cat Combined Ratio	85.6%	92.2%	—%	87.6%	86.2%	88.7%	—%	87.6%
(1) Calculated using consolidated net earned premiums

($ in thousands)	Three Months Ended June 30, 2025			Six Months Ended June 30, 2025

	Skyward Specialty	Corporate	Total	Skyward Specialty	Corporate	Total
Revenues:
Net earned premiums	$295,542	$—	$295,542	$595,908	$—	$595,908
Commission and fee income	2,560	—	2,560	4,536	—	4,536
Total revenues	298,102	—	298,102	600,444	—	600,444
Expenses:
Losses and loss adjustment expenses	181,262	—	181,262	368,571	—	368,571
Underwriting, acquisition and insurance expenses	82,366	3,230	85,596	165,004	7,143	172,147
Total expenses	263,628	3,230	266,858	533,575	7,143	547,200
Underwriting Income	$34,474	$—	$31,244	$66,869	$—	$59,726

Combined Ratio
Non-cat loss and LAE	59.9%	—%	59.9%	60.1%	—%	60.1%
Cat loss and LAE	1.4%	—%	1.4%	1.8%	—%	1.8%
Loss Ratio	61.3%	—%	61.3%	61.9%	—%	61.9%
Net policy acquisition costs	15.1%	—%	15.1%	15.0%	—%	15.0%
Other operating and general expenses	12.8%	—%	12.8%	12.7%	—%	12.7%
Commission and fee income	(0.9)%	—%	(0.9)%	(0.8)%	—%	(0.8)%
Corporate expenses(1)	—%	1.1%	1.1%	—%	1.2%	1.2%
Expense ratio	27.0%	1.1%	28.1%	26.9%	1.2%	28.1%
Combined ratio	88.3%	—%	89.4%	88.8%	—%	90.0%
Ex-Cat Combined Ratio	86.9%	—%	88.0%	87.0%	—%	88.2%
(1) Calculated using consolidated net earned premiums
The Skyward Specialty segment loss and LAE ratios for the second quarter and first half of 2026 increased 1.3 points and 0.8 points, respectively, when compared to the same 2025 periods primarily due to shifts in business mix driven by growth in the accident & health and global agriculture divisions. The Apollo segment loss and LAE ratios for the second quarter and first half of 2026 were impacted by catastrophe losses, primarily from the conflict in the Middle East.
The expense ratios for the second quarter and first half of 2026 improved 0.9 points and 0.3 points, respectively, when compared to the same 2025 periods. The Skyward Specialty segment’s expense ratio improved 2.7 points and 1.7 points, respectively, when compared to the same 2025 periods, primarily driven by business mix shift, enhanced operating efficiencies, and scale benefits as net earned premiums outpaced expense growth. In the first quarter of 2026, the Company revised its expense presentation to report corporate expenses separately from segment expenses following the closing of the Apollo acquisition. The prior year period has been recast to reflect this change.

Investment Results

Net Investment Income
$ in thousands	Three months ended June 30,		Six months ended June 30,
(unaudited)	2026	2025	2026	2025
Short-term investments	$2,469	$3,713	$4,957	$6,914
Cash and cash equivalents	2,583	976	4,242	1,900
Fixed income	29,310	17,822	56,675	34,552
Alternative & strategic investments	(3,635)	(3,807)	(8,092)	(5,240)
Net investment income	$30,727	$18,704	$57,782	$38,126
Net unrealized gains (losses) on securities still held	$1,927	$(3,181)	$3,702	$2,310
Net realized (losses) gains	(2,528)	6,271	(1,118)	7,530
Net investment (losses) gains	$(601)	$3,090	$2,584	$9,840

In the first quarter of 2026, the Company revised its presentation of net investment income to (i) report short-term investments separately from cash and cash equivalents following the closing of the Apollo acquisition, and (ii) include equities in alternative & strategic investments after the sale of the majority of the equity portfolio in 2025. The prior year period has been recast to reflect this change.
Net investment income for the second quarter and first half of 2026 increased $12.0 million and $19.7 million, respectively, when compared to the same 2025 periods, driven by the addition of the Apollo portfolio, a higher yield and a larger asset base. The increase in income from cash and cash equivalents was due to an overall increase in the invested asset base from the addition of Apollo when compared to the same 2025 periods.
The alternative & strategic investments portfolio continued to be impacted by the decline in the fair value of limited partnership investments.
Stockholders’ Equity
Stockholders’ equity was $1,267.5 million at June 30, 2026 which represented an increase of 3.5% when compared to stockholders' equity of $1,224.9 million at March 31, 2026. The increase in stockholders’ equity was primarily attributable to net income, partially offset by repurchases of the Company’s common stock.

Conference Call
At 9:00 a.m. eastern time tomorrow, August 5, 2026, Company management will hold a conference call to discuss quarterly results with insurance industry analysts. Interested parties may listen to the discussion at investors.skywardinsurance.com under Events & Presentations. Additionally, investors can access the earnings call via conference call by registering via the conference link. Users will receive dial-in information and a unique PIN to join the call upon registering.
Non-GAAP Financial Measures
This release contains certain financial measures and ratios that are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). We refer to these measures as “non-GAAP financial measures.” We use these non-GAAP financial measures when planning, monitoring, and evaluating our performance.
We consider these non-GAAP financial measures to be useful metrics for our management and investors to facilitate operating performance comparisons from period to period. While we believe that these non-GAAP financial measures are useful in evaluating our business, this information should be considered supplemental in nature and is not meant to be a substitute for revenue or net income, in each case as recognized in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate such measures differently, which reduces their usefulness as comparative measures. For more information regarding these non-GAAP financial measures and a reconciliation of such measures to comparable GAAP financial measures, see the section entitled “Reconciliation of Non-GAAP Financial Measures.”
About Skyward Specialty Insurance Group, Inc.
Skyward Group is the holding company brand for its U.S. and U.K. businesses, Skyward Specialty Insurance Group, Inc.® and Apollo, respectively, delivering a comprehensive suite of specialized insurance solutions across global specialty property and casualty markets. Focused on the specialty industry’s most niche, complex risks of today and the emerging challenges of tomorrow, Skyward Group leverages the forward-looking insight and disciplined execution of each organization to drive sustainable growth and long-term value for its shareholders, distribution partners, and other stakeholders.
For more information about Skyward Group, Skyward Specialty and Apollo, please visit skywardgroup.com.

Forward-Looking Statements
Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are typically, but not always, identified through use of the words “believe,” “expect,” “enable,” “may,” “will,” “could,” “intends,” “estimate,” “anticipate,” “plan,” “predict,” “probable,” “potential,” “possible,” “should,” “continue,” and other words of similar meaning. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in Skyward Group's Form 10-K, and include (but are not limited to) legislative changes at both the state and federal level, state and federal regulatory rule making promulgations and adjudications, class action litigation involving the insurance industry and judicial decisions affecting claims, policy coverages and the general costs of doing business, the potential loss of key members of our management team or key employees and our ability to attract and retain personnel, the impact of competition on products and pricing, inflation in the costs of the products and services insurance pays for, product development, geographic spread of risk, weather and weather-related events, other types of catastrophic events, our ability to obtain reinsurance coverage at prices and on terms that allow us to transfer risk and adequately protect our company against financial loss, and losses resulting from reinsurance counterparties failing to pay us on reinsurance claims. These forward-looking statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.
Skyward Specialty Insurance Group, Inc.
Investor Contact
Jordan Arnold
Skyward Specialty Insurance Group
346-215-0250
jarnold@skywardinsurance.com
Media Contact
Haley Doughty
Skyward Specialty Insurance Group
713-935-4944
hdoughty@skywardinsurance.com

Skyward Specialty Insurance Group, Inc.

Consolidated Balance Sheets
($ in thousands, except share and per share amounts)
(unaudited)	June 30, 2026	December 31, 2025
Assets
Investments:
Fixed maturity securities, available-for-sale, at fair value (net of allowance for credit losses of $6,228 and $7,000, respectively) (amortized cost of $2,206,626 and $1,848,755, respectively)	$2,192,183	$1,856,303
Fixed maturity securities, held-to-maturity, at amortized cost (net of allowance for credit losses of $2,256 and $468, respectively)	28,192	32,822
Equity securities, at fair value	1,141	1,174
Mortgage loans, at fair value	9,218	9,902
Equity method investments	62,725	77,365
Other long-term investments	52,295	58,650
Short-term investments, at fair value	392,634	264,299
Total investments	2,738,388	2,300,515
Cash and cash equivalents	219,221	168,544
Restricted cash	83,302	30,570
Funds at Lloyd’s	121,630	2,509
Options, at fair value	40,535	34,857
Premiums and commissions receivable, net	978,409	544,217
Reinsurance recoverables, net	1,411,648	1,119,880
Ceded unearned premium	337,180	238,948
Deferred policy acquisition costs and VOBA	186,491	136,100
Deferred tax assets	47,987	27,865
Goodwill and intangible assets, net	471,185	88,040
Other assets	145,163	99,807
Total assets	$6,781,139	$4,791,852
Liabilities and stockholders’ equity
Liabilities:
Reserves for losses and loss adjustment expenses	$3,070,598	$2,318,894
Unearned premiums	1,078,246	774,035
Deferred ceding commission	54,466	46,453
Reinsurance and premium payables	509,081	279,888
Funds held for others	169,051	128,003
Deferred tax liabilities	67,801	—
Accounts payable and accrued liabilities	127,154	115,034
Notes payable	417,620	100,411
Subordinated debt, net of debt issuance costs	19,585	19,569
Total liabilities	5,513,602	3,782,287
Stockholders’ equity
Common stock, $0.01 par value, 500,000,000 shares authorized, 44,827,499 shares issued and 44,396,493 shares outstanding at June 30, 2026; 40,511,222 shares issued and outstanding at December 31, 2025	448	405
Treasury stock, at cost, 431,006 and 0 shares, respectively	(19,427)	—
Additional paid-in capital	927,690	730,555
Accumulated other comprehensive (loss) income	(7,091)	11,457
Retained earnings	365,917	267,148
Total stockholders’ equity	1,267,537	1,009,565
Total liabilities and stockholders’ equity	$6,781,139	$4,791,852

Skyward Specialty Insurance Group, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Income
($ in thousands)	Three months ended June 30,		Six months ended June 30,
(unaudited)	2026	2025	2026	2025
Revenues:
Net earned premiums	$444,472	$295,542	$878,479	$595,908
Underwriting fee income	12,588	—	22,666	—
Commission and fee income	2,334	2,560	3,861	4,536
Net investment income	30,727	18,704	57,782	38,126
Net investment (losses) gains	(601)	3,090	2,584	9,840
Other income	13	7	28	20
Total revenues	489,533	319,903	965,400	648,430
Expenses:
Losses and loss adjustment expenses	276,741	181,262	541,964	368,571
Underwriting, acquisition and insurance expenses	123,281	85,596	247,895	172,147
Fee‑based service expenses	4,562	—	8,732	—
Interest expense	8,812	1,876	16,531	3,710
Amortization expense	8,843	372	17,686	709
Other expenses	3,737	1,002	6,959	2,063
Total expenses	425,976	270,108	839,767	547,200
Income before income taxes	63,557	49,795	125,633	101,230
Income tax expense	14,519	10,956	26,864	20,333
Net income	$49,038	$38,839	$98,769	$80,897
Comprehensive income:
Net income	$49,038	$38,839	$98,769	$80,897
Other comprehensive income:
Unrealized gains and losses on investments:
Net change in unrealized (losses) gains on investments, net of tax	(625)	11,005	(17,842)	23,260
Reclassification adjustment for (losses) gains on securities no longer held, net of tax	(490)	(3,624)	12	(3,806)
Foreign currency translation adjustment	150	—	(718)	—
Total other comprehensive (loss) income	(965)	7,381	(18,548)	19,454
Comprehensive income	$48,073	$46,220	$80,221	$100,351

Skyward Specialty Insurance Group, Inc.

Share and Per Share Data
($ in thousands, except share and per share amounts)	Three months ended June 30,		Six months ended June 30,
(unaudited)	2026	2025	2026	2025
Weighted average basic shares	44,521,162	40,445,391	44,492,608	40,322,051
Weighted average diluted shares	45,692,641	41,871,496	45,526,233	41,771,215

Basic earnings per share	$1.10	$0.96	$2.22	$2.01
Diluted earnings per share	$1.07	$0.93	$2.17	$1.94
Basic operating earnings per share	$1.33	$0.92	$2.61	$1.85
Diluted operating earnings per share	$1.30	$0.89	$2.55	$1.78

Annualized ROE (1)	15.7%	17.7%	17.3%	19.1%
Annualized operating ROE (2)	19.0%	17.1%	20.4%	17.8%
Annualized ROTE (3)	23.4%	19.7%	22.2%	21.3%
Annualized operating ROTE (4)	28.2%	19.0%	26.0%	19.8%

			June 30,	December 31,
			2026	2025
Shares outstanding			44,396,493	40,511,222
Fully diluted shares outstanding			46,605,142	42,292,371

Book value per share			$28.55	$24.92
Fully diluted book value per share			$27.20	$23.87

(1) Annualized ROE is net income expressed on an annualized basis as a percentage of average beginning and ending stockholders' equity during the period.
(2) Annualized operating ROE is operating income expressed on an annualized basis as a percentage of average beginning and ending stockholders' equity during the period.
(3) Annualized ROTE is net income expressed on an annualized basis as a percentage of average beginning and ending tangible stockholders' equity during the period.
(4) Annualized operating ROTE is operating income expressed on an annualized basis as a percentage of average beginning and ending tangible stockholders' equity during the period.

Skyward Specialty Insurance Group, Inc.
Reconciliation of Non-GAAP Financial Measures
Operating income – We define operating income as net income excluding the impact of certain items that may not be indicative of underlying business trends, operating results, or future outlook, net of tax impact. We use operating income as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into our results of operations and our underlying business performance. Operating income should not be viewed as a substitute for net income calculated in accordance with GAAP, and other companies may define operating income differently.

($ in thousands)	Three months ended June 30,				Six months ended June 30,
(unaudited)	2026		2025		2026		2025
	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax
Income as reported	$63,557	$49,038	$49,795	$38,839	$125,633	$98,769	$101,230	$80,897
Less (add):
Net investment (losses) gains	(601)	(464)	3,090	2,410	2,584	2,031	9,840	7,864
Amortization expense	(8,843)	(6,823)	(372)	(290)	(17,686)	(13,904)	(709)	(567)
Other income	13	10	7	5	28	22	20	16
Other expenses	(3,737)	(2,883)	(1,002)	(782)	(6,959)	(5,471)	(2,063)	(1,649)
Operating income	$76,725	$59,198	$48,072	$37,496	$147,666	$116,091	$94,142	$75,233

Underwriting income – We define underwriting income as net income before income taxes excluding net investment income, net realized and unrealized gains and losses on investments, impairment charges, interest expense, amortization expense and other income and expenses. Underwriting income represents the pre-tax profitability of our underwriting operations and allows us to evaluate our underwriting performance without regard to investment income. We use this metric as we believe it gives our management and other users of our financial information useful insight into our underlying business performance. Underwriting income should not be viewed as a substitute for pre-tax income calculated in accordance with GAAP, and other companies may define underwriting income differently.

($ in thousands)	Three months ended June 30,		Six months ended June 30,
(unaudited)	2026	2025	2026	2025
Income before income taxes	$63,557	$49,795	$125,633	$101,230
Add:
Interest expense	8,812	1,876	16,531	3,710
Amortization expense	8,843	372	17,686	709
Other expenses	3,737	1,002	6,959	2,063
Less:
Net investment income	30,727	18,704	57,782	38,126
Net investment (losses) gains	(601)	3,090	2,584	9,840
Other income	13	7	28	20
Underwriting income	$54,810	$31,244	$106,415	$59,726

Skyward Specialty Insurance Group, Inc.
Reconciliation of Non-GAAP Financial Measures
Tangible Stockholders’ Equity – We define tangible stockholders’ equity as stockholders’ equity excluding goodwill and intangible assets and the related deferred tax impact. Our definition of tangible stockholders’ equity may not be comparable to that of other companies and should not be viewed as a substitute for stockholders’ equity calculated in accordance with GAAP. We use tangible stockholders’ equity internally to evaluate the strength of our balance sheet and to compare returns relative to this measure.

($ in thousands)	June 30,		December 31,
(unaudited)	2026	2025	2025
Stockholders’ equity	$1,267,537	$899,915	$1,009,565
Less: Goodwill and intangible assets	471,185	88,795	88,040
Add: Deferred tax impact	65,500	—	—
Tangible stockholders’ equity	$861,852	$811,120	$921,525

Adjusted pro forma gross written premiums – We define adjusted pro forma gross written premiums as pro forma gross written premiums adjusted for the impact of changes in Apollo syndicate participation. We use this measure to evaluate premium growth trends on a consistent participation basis across periods. Adjusted pro forma gross written premiums is a non-GAAP financial measure and should not be considered a substitute for gross written premiums calculated in accordance with GAAP.

$ in thousands	Three months ended June 30, 2025
	Syndicate 1969	Syndicate 1971	Total Apollo Segment	Total Skyward Group
Pro forma gross written premiums	$65,854	$10,337	$76,191	$661,105
Impact of the change in participations	(10,647)	3,403	(7,244)	(7,244)
Adjusted pro forma gross written premiums	$55,207	$13,740	$68,947	$653,861

$ in thousands	Six months ended June 30, 2025
	Syndicate 1969	Syndicate 1971	Total Apollo Segment	Total Skyward Group
Pro forma gross written premiums	$119,303	$29,278	$148,581	$1,268,821
Impact of the change in participations	(20,244)	(146)	(20,390)	(20,390)
Adjusted pro forma gross written premiums	$99,059	$29,132	$128,191	$1,248,431

Adjusted pro forma fee generating gross written premiums – We define adjusted pro forma fee generating gross written premiums as pro forma fee generating gross written premiums adjusted for the impact of changes in Apollo syndicate participation percentages. We believe this measure provides a more meaningful comparison of fee generating business on a consistent participation basis across periods. Adjusted pro forma fee generating gross written premiums is a non-GAAP financial measure and may not be comparable to similarly titled measures used by other companies.

$ in thousands	Three months ended June 30, 2025
	Aligned Syndicates	Partner Syndicates	Total
Pro forma fee generating gross written premiums	$184,283	$55,461	$239,744
Impact of the change in participations	7,244	N/A	7,244
Adjusted pro forma fee generating gross written premiums	$191,527	$55,461	$246,988

Skyward Specialty Insurance Group, Inc.
Reconciliation of Non-GAAP Financial Measures

$ in thousands	Six months ended June 30, 2025
	Aligned Syndicates	Partner Syndicates	Total
Pro forma fee generating gross written premiums	$327,240	$114,173	$441,413
Impact of the change in participation(s)	20,390	N/A	20,390
Adjusted pro forma fee generating gross written premiums	$347,630	$114,173	$461,803